Exhibit 99.2

PRESS RELEASE
CONTACT:
Brian L. Cantrell
Alliance Resource Partners, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119
(918) 295-7673
FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Announces Approval of River View Mine Opening; Addition of Production Unit at Warrior; and First Quarter 2008 Earnings Conference Call

TULSA, OKLAHOMA, April 24, 2008 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) today announced that the Board of Directors of its managing general partner (the “Board”) has approved the opening of a new mine for the immediate development of the River View reserves, which were acquired pursuant to ARLP’s purchase of River View Coal, LLC (“River View”). (See ARLP Press Release dated April 12, 2006). River View controls approximately 117.1 million tons of high-sulfur coal in the Kentucky No. 7, No. 9 and No. 11 coal seams, along with related surface properties and other assets in Union County, Kentucky. ARLP expects to develop River View as an underground mining complex operating up to eight continuous mining units and producing annually up to 6.4 million tons of coal at full capacity.

The Board also approved the addition of a fifth continuous mining unit at the Warrior Coal, LLC (“Warrior”) mining complex, located near Madisonville, Kentucky. ARLP currently intends to bring this fifth unit into production in the first quarter of 2009 to coincide with the completion of a new coal preparation plant at Warrior.

“In response to increased market demand for scrubber quality coal, during the second half of 2007 we began to expand production capacity at our western Kentucky operations and commenced construction of the slope and shaft for the River View mine,” said Joseph W. Craft III, President and Chief Executive Officer. “The market for ARLP’s Illinois Basin coal has continued to strengthen and demand growth has exceeded our initial expectations. As a result, we have received coal sales indications sufficient to increase the scale and accelerate the timing of our River View mine development project and further increase the production capacity of our existing western Kentucky operations. We are excited that these growth initiatives will further enhance ARLP’s strategic presence in the expanding high-sulfur coal market.”

ARLP initially anticipated developing the River View mine as a four unit operation capable of producing up to 3.1 million tons of coal per year. As noted above, ARLP now intends to develop River View as an eight unit operation in response to continued demand growth for its Illinois Basin coal. As a result of this expanded capacity, total capital expenditures to develop the River View mining complex are currently estimated in the range of approximately $250 to $275 million over the 2008-2010 time frame. ARLP plans to fund its capital expenditures with cash generated from operations and borrowings in the debt markets. It is currently anticipated that the River View mine will employ as many as 600 workers by the end of 2010.

-MORE-

ARLP currently anticipates coal sales of approximately 800,000 tons from River View in the fourth quarter of 2009. Coal sales from River View are expected to increase to 5.2 million tons in 2010 and 6.4 million tons in 2011 and thereafter. Once the mine reaches full production, ARLP expects that cash costs per ton at River View will be comparable to its other Illinois Basin operations.

Capital expenditures to construct the Warrior preparation plant and related infrastructure of approximately $18.0 to $21.0 million were included in the Partnership’s previous guidance for 2008 capital expenditures. (See ARLP Press Release dated January 31, 2008). With the addition of the fifth production unit at Warrior, ARLP’s 2008 capital expenditures will increase by approximately $9.0 to $10.0 million and annual coal production is expected to increase by approximately one million tons beginning in 2009.

A conference call regarding ARLP’s 2008 first quarter financial results and management’s outlook is scheduled for Monday, April 28, 2008, at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 383-7998 and provide pass code 46988597. International callers should dial (617) 597-5329. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com. An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 11402371. International callers should dial (617) 801-6888.

About Alliance Resource Partners, L.P.

ARLP is a diversified producer and marketer of coal to major United States utilities and industrial users. ARLP, the nation’s only publicly traded master limited partnership involved in the production and marketing of coal, is currently the fourth largest coal producer in the eastern United States with operations in all major eastern coalfields. ARLP currently operates eight underground mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com. For more information, contact the investor relations department of ARLP at 918-295-7674 or via e-mail at investorrelations@arlp.com

***

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, other business combinations, or dispositions that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and our ability to respond to the competition; fluctuation in coal prices, which could adversely affect our operating results and cash flows; risks associated with the expansion of our operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions dependence on significant customer contracts, including renewing customer contracts upon expiration of

-MORE-

existing contracts; customer bankruptcies and/or cancellations or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; our productivity levels and margins that we earn on our coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; legislation, regulatory and court decisions and interpretations thereof, including but not limited to issues related to climate change; the impact from provisions of The Energy Policy Act of 2005; the impact from provisions of or changes in enforcement activities associated with the Mine Improvement and New Emergency Response Act of 2006 as well as any subsequent federal or state legislation or regulations; replacement of coal reserves; a loss or reduction of the direct or indirect benefits from certain state and federal tax credits; difficulty obtaining commercial property insurance, and risks associated with our participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in ARLP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including ARLP’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008 with the SEC. Except as required by applicable securities laws, ARLP does not intend to update its forward-looking statements.

-END-